SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549



                                  FORM 8-K

                               CURRENT REPORT

                   Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): July 30, 1998
                                                       (July 27, 1998)


                         Bell Atlantic Corporation
           (Exact name of registrant as specified in its charter)


      Delaware                   1-8606          23-2259884
      ------------             ---------      -----------------
      (State or other         (Commission     (IRS Employer
      jurisdiction of          File Number)   Identification No.)
      incorporation)


     1095 Avenue of the Americas, New York, New York           10036
      (Address of principal executive offices)               (Zip Code)


                               (212) 395-2121
            (Registrant's telephone number, including area code)




                         BELL ATLANTIC CORPORATION
                         Current Report on Form 8-K

 Item 5. Other Events.

           Bell Atlantic Corporation ("Bell Atlantic") entered into an Agreement and Plan of Merger ("Merger Agreement"), dated as of July 27, 1998, by and among Bell Atlantic, a Delaware corporation, Beta Gamma Corporation, a New York corporation and a wholly owned subsidiary of Bell Atlantic, and GTE Corporation ("GTE"), a New York corporation.

           In connection with the execution of the Merger Agreement, Bell Atlantic and GTE entered into (a) an option agreement pursuant to which GTE granted Bell Atlantic an option to purchase up to 10% of the outstanding shares of common stock, par value $.05 per share, of GTE, exercisable under certain circumstances (the "Bell Atlantic Option Agreement"), and (b) an option agreement pursuant to which Bell Atlantic granted GTE an option to purchase up to 10% of the outstanding shares of common stock, par value $.10 per share, of Bell Atlantic, exercisable under certain circumstances (the "GTE Option Agreement").

           Reference is made to the Merger Agreement, the Bell Atlantic Option Agreement, the GTE Option Agreement and the Joint Press Release dated July 28, 1998, issued by Bell Atlantic and GTE, respectively, which are attached as Exhibits 2.01, 10.01, 10.02 and 99.01, respectively, and are incorporated herein by reference.

 Item 7. (c) Exhibits.

 Exhibit No.    Description

 2.01 Agreement and Plan of Merger by and among Bell Atlantic Corporation, Beta Gamma Corporation and GTE Corporation, dated as of July 27, 1998

 10.01 Stock Option Agreement, dated as of July 27, 1998, between Bell Atlantic Corporation and GTE Corporation

 10.02 Stock Option Agreement, dated as of July 27, 1998, between GTE Corporation and Bell Atlantic Corporation

 99.01         Press Release



                                 SIGNATURE

           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned's duly authorized signatory.

 Dated: July 30, 1998

                          BELL ATLANTIC CORPORATION



                          By:  /s/  P. Alan Bulliner
                               ______________________________
                               Name:  P. Alan Bulliner
                               Title: Associate General Counsel
                                      and Corporate Secretary



                               Exhibit Index

 Exhibit No.    Description

 2.01 Agreement and Plan of Merger by and among Bell Atlantic Corporation, Beta Gamma Corporation and GTE Corporation, dated as of July 27, 1998

 10.01 Stock Option Agreement, dated as of July 27, 1998, between Bell Atlantic Corporation and GTE Corporation

 10.02 Stock Option Agreement, dated as of July 27, 1998, between GTE Corporation and Bell Atlantic Corporation

 99.01         Press Release